UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 11, 2019
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway		80503
Niwot,	Colorado
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2019, the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”), pursuant to the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, approved an increase of the size of the Board from eight directors to nine directors, and appointed Beth J. Kaplan to the Board, effective January 1, 2020.
Ms. Kaplan will serve on the Board’s Compensation Committee and Governance and Nominating Committee. As compensation for her service on the Board, Ms. Kaplan will receive the Company’s standard compensation for non-employee directors, including a pro-rated annual equity award. There are no understandings or arrangements with any person pursuant to which Ms. Kaplan was selected as a director, and Ms. Kaplan is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.
The Board considered the independence of Ms. Kaplan under Nasdaq listing standards and concluded that Ms. Kaplan is an independent director under the applicable Nasdaq standards.
On December 16, 2019, the Company issued a press release announcing the appointment of Ms. Kaplan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Crocs, Inc. press release dated December 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 16, 2019	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President and Chief Legal and Risk Officer

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